                                                                    EXHIBIT 3.14


                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                      TRITON PCS PROPERTY COMPANY L.L.C.


          This Limited Liability Company Agreement (this "Agreement") is entered into as of the 22nd day of December, 1997 by and between Triton PCS Property Company L.L.C., a Delaware limited liability company (the "Company"), and Triton PCS Holdings Company L.L.C., a Delaware limited liability company (the "Initial Member").

          The Company has been formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C.
                                                                     ---- --
(S)(S) 18-101, et seq.) (the "Act"), and the Company and the Initial Member
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hereby agree as follows:

          1.   Name.  The name of the limited liability company is Triton PCS
               ----
Property Company L.L.C.

          2.   Purpose.  The Company is organized to carry on any lawful
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business, purpose or activity permitted under the Act, and the Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

          3.   Registered Office.  The registered office of the Company in the
               -----------------
State of Delaware is c/o The Company Trust Company, Company Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

          4.   Registered Agent.  The name of the registered agent of the
               ----------------
Company for service of process on the Company in the State of Delaware is The Company Trust Company.

          5.   Addresses. The mailing addresses of the Company and the Initial
               ---------
Member are as follows:

                     COMPANY:
                     -------
                     Triton PCS Property Company L.L.C.
                     c/o Triton Communications L.L.C.
                     101 Lindenwood Drive
                     Suite 125
                     Malvern, Pennsylvania 19355
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                     INITIAL MEMBER:
                     --------------
                     Triton PCS Holdings Company L.L.C.
                     c/o Triton Communications L.L.C.
                     101 Lindenwood Drive
                     Suite 125
                     Malvern, Pennsylvania 19355

          6.   Members; Power of Members.  As used herein, the term "Members"
               -------------------------
shall mean the Initial Member and any other person or entity admitted as a member of the Company in accordance with the terms of the Act and this Agreement. The power of the Members includes all powers, statutory and otherwise, possessed by Members of a limited liability company under the laws of the State of Delaware, including the Act. Unless a greater percentage shall be otherwise expressly required by the Act or by this Agreement, any action or determination that is required to be made by the Members shall require the assent of a majority in interest of the Members at a meeting of the Members or pursuant to a written consent of such Members.

          7.   Term.  The Company shall dissolve, and its affairs shall be wound
               ----
up upon the earlier to occur of (i) at such time as all of the Members of the Company approve unanimously in writing, or (ii) an entry of a decree of judicial dissolution has occurred under (S) 18-802 of the Act.

          8.   Capital Contributions.  The Initial Member shall contribute
               ---------------------
$1.00, in cash, and no other property, to the Company.

          9.   Additional Contributions.  Each Member of the Company may, but is
               ------------------------
not required to, make additional capital contributions to the Company.

          10.  Allocation of Profit and Losses.  The Company's profits and
               -------------------------------
losses shall be allocated in proportion to the capital contributions of the Members of the Company.

          11.  Distributions.  At the time determined by the Members of the
               -------------
Company, but at least once during each fiscal year of the Company, the Company shall distribute any cash held by it that is not reasonably necessary for the operation of the Company. Cash available for distribution shall be distributed to the Members of the Company in the same proportion as their then capital account balances.

          12.  Assignments.  A Member may assign all or any part of his, her or
               -----------
its membership interest in the Company only with the written consent of the Members. A Member has no right to grant an assignee of its membership interest in the Company the right to become a Member of the Company without the written consent the Members.

          13.  Withdrawal.  Except as provided in the following Section 14, no
               ----------                                       ----------
right is given to any Member of the Company to withdraw from the Company.
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          14.  Additional Members.
               ------------------

               (a) The Company may admit additional Members to the Company upon receiving the written consent of the Members. The Company may also admit an assignee of a Member's membership interest in the Company as a Member of the Company upon receiving the written consent of the Members.

               (b) After the admission of any additional Members pursuant to this Section 14, the Company shall continue as a limited liability company under
     ----------
the Act.

               (c) The admission of additional Members to the Company pursuant to this Section 14 shall be accomplished by the amendment of this Agreement
        ----------
and, if required by the Act, the filing of an appropriate amendment of the Company's Certificate of Formation in the office of the Secretary of State of the State of Delaware.

          15.  Certificates.  The Company may, but is not required to, issue to
               ------------
the Members certificates representing their membership interests in the Company.

          16.  Management.
               ----------

               (a) Except for those matters for which the approval of the Members is required by this Agreement or by nonwaivable provisions of applicable law, and subject to the provisions of subsection (b) below, (i) the Company shall be managed by and under the authority and direction of, the Manager (as hereinafter defined); (ii) the Manager, acting alone, shall have the right, power and the authority to bind the Company; and (iii) the Manager may make all decisions and take all actions for the Company not otherwise provided for in this Agreement. The Manager shall have the right, power and authority to delegate to one or more other persons or entities the Manager's rights and powers to manage and control the business and affairs of the Company, including to delegate to agents, officers and employees of a Member or the Manager, and to delegate by a management agreement or another agreement with, or otherwise to, other pesons or entities.

                (b) Notwithstanding the provisions of subsection (a) above, the
Manager may not cause the Company to do any of the following without the consent of the Members: (i) amend the Certificate of Formation (except for amendments described in Section 18-202(b) of the Act); (ii) amend this Agreement; (iii) admit additional Members to the Company; (iv) approve a merger or division in which the Company is a party; (v) determine in kind distributions of the assets of the Company; (vi) form any subsidiary of the Company or acquire any equity interest in any other person or entity business; or (vii) take any other action for which the consent of the Members is expressly provided by the provisions of this Agreement.
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               (c) The Manager of the Company (the "Manager") shall be Triton
Management Company, Inc., a Delaware corporation, or any other person or entity that the Members shall appoint to act in such capacity. The Manager shall hold office until its successor shall have been elected and qualified. The Manager need not be a Member or a resident of the State of Delaware.

               (d) Any vacancy in the Manager position may be filled by the Members. A Manager elected to fill a vacancy shall be elected for the unexpired term of his/her/its predecessor in office. The Manager may be removed at any time, with or without cause, by the Members. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Members. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

               (e) The Managers in his/her/its discretion may submit any act or contract for approval or ratification to the Members, and any act or contract that shall be approved or be ratified by the Members shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

               (f) The Manager shall receive such compensation, if any, for his/her/its services as may be designated from time to time by the Members. In addition, the Manager shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of his/her/its service hereunder.

               (g) Subject to the other express provisions of this Agreement, each Manager and Member of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member or the Manager the right to participate, therein. The Company may transact business with the Manager or any Member or affiliate thereof, provided the terms of those transactions are no less favorable than those of the Company could obtain from unrelated third parties.

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      16.          Governing Law.  This Agreement shall be governed by, and
                   -------------
 construed under, the substantive laws of the State of Delaware, all rights and remedies being governed by said laws.

          IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Agreement as of the date first above written.

                              COMPANY:
                              -------
                              TRITON PCS PROPERTY COMPANY L.L.C.
                              By: Triton Management Company, Inc., its manager


                              By:
                                  ---------------------------------------------
                                     David D. Clark, Senior Vice President

                              INITIAL MEMBER:
                              --------------
                              TRITON PCS HOLDINGS COMPANY L.L.C.
                              By: Triton Management Company, Inc., its manager


                              By:
                                  ---------------------------------------------
                                     David D. Clark, Senior Vice President


                               JOINDER OF MANAGER
                               ------------------

          The undersigned, the within named Manager, hereby agrees to be bound by the provisions of the foregoing Agreement that are applicable to Managers of the Company.

          IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, has duly executed this Agreement as of the date first above written.

                              MANAGER:
                              -------
                              TRITON MANAGEMENT COMPANY, INC.


                              By:
                                  ---------------------------------------------
                                     David D. Clark, Senior Vice President